As filed with the Securities and Exchange Commission on March 20, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LPATH, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	16-1630142
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

6335 Ferris Square, Suite A

San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

(Issuer’s telephone number)

Lpath, Inc. 2005 Equity Incentive Plan

Scott R. Pancoast
Chief Executive Officer
6335 Ferris Square, Suite A,
San Diego, California 92121
(Name and address of agent for service)

(858) 678-0800

(Telephone number, including area code, of agent for service)

COPIES TO:

Wesley J. Paul, Esq.

Eilenberg & Krause LLP

11 East 44th Street

New York, New York 10017

(212) 986-9700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A Common Stock $.001 par value	5,050,000 shares	(1), (2)	$1.78(3)		$8,989,000		$353.27
Total	5,050,000 shares			$		$
(1)

Pursuant to Instruction E of Form S-8, the Registrant is filing this Registration Statement to register additional shares of its Class A common stock issuable in the future pursuant to options and other awards that may be hereafter granted under its 2005 Stock Option/Stock Incentive Plan (the “2005 Plan”), for which the Registrant previously filed a Registration Statement with the Securities and Exchange Commission on September 14, 2006 (Registration No. 333-137318).

(2)

Represents shares that may be issued pursuant to the exercise of options or other awards that may hereafter be granted pursuant to the Registrant’s 2005 Plan. Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also registers an indeterminate number of additional shares of the Registrant’s Class A common stock that may become issuable pursuant to provisions of the Registrant’s 2005 Plan relating to adjustments for recapitalization, stock dividends, etc

(3)

Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) based on the average of the bid and asked prices of the Registrant’s Class A common stock on the over-the-counter market on March 18, 2008.

EXPLANATORY NOTE

The Registrant, Lpath, Inc., is filing this registration statement in accordance with Instruction E to Form S-8 to register additional shares of its Class A common stock that may be issuable pursuant to future grants of options and other awards under its 2005 Equity Incentive Plan, for which the Registrant previously filed a registration statement with the Securities and Exchange Commission on September 14, 2006 (Registration No. 333-137318).

The contents of the Registrant’s September 2006 registration statement, Registration No. 333-137318, are incorporated by reference into this registration statement.  This Registration Statement contains the following:

•                  Required opinions and consents; and

•                  Any information required by Form S-8 that was not required in the Registrant’s September 2006 registration statement.

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended.  Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Lpath, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (“SEC”):

1. The Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the SEC on April 16, 2007;

2. The Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 filed with the SEC on May 14, 2007, August 13, 2007 and November 13, 2007 respectively;

3. The Current Reports Form 8-K filed with the SEC on January 19, 2007, March 14, 2007, March 27, 2007, March 28, 2007 and April 10, 2007; and

4. The description of the Class A Common Stock set forth in the Amendment No. 1 to the Registration Statement on Form 10-SB filed by the Registrant on July 17, 2003.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934  (the “1934 Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits.

Exhibit No	Description of Exhibit
4.1	Lpath, Inc. 2005 Stock Option/Stock Issuance Plan (as amended)*
5.1	Opinion of Eilenberg Krause & Paul LLP
23.1	Consent of LevitZacks
24.1	Powers of Attorney (included on the signature page of this Registration Statement).

Except as otherwise noted below, all of the exhibits are filed herewith.

*Previously filed as Appendix A to the proxy statement on Schedule 14A filed on August 28, 2007 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 20, 2008.

LPATH, INC.

By:	/s/ Scott R. Pancoast
Scott R. Pancoast
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott R. Pancoast and Gary J.G. Atkinson, and each of them, his true and lawful attorneys-in-fact and agents, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorneys-in-fact and agents or his substitute or substitutes, or any of them, may  lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Scott R. Pancoast	President, Chief Executive	March 20, 2008
Scott R. Pancoast	Officer and Director
(Principal Executive Officer)

/s/ Gary J.G. Atkinson	Vice President, Secretary	March 20, 2008
Gary J.G. Atkinson	and Chief Financial Officer
(Principal Financial and
Accounting Officer)

/s/ Charles A. Mathews	Director	March 20, 2008
Charles A. Mathews

/s/ Donald R. Swortwood	Director	March 20, 2008
Donald R. Swortwood

/s/ Roger A. Sabbadini, Ph.D.	Director	March 20, 2008
Roger A. Sabbadini, Ph.D.

/s/ Jeffrey Ferrell	Director	March 20, 2008
Jeffrey Ferrell

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